UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 2, 2002

Commission file number 0-18516

ARTESIAN RESOURCES CORPORATION
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(exact name of registrant as specified in its charter)

Delaware	51-0002090
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(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

664 Churchmans Road, Newark, Delaware 19702
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Address of principal executive officers

(302) 453 - 6900
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Registrant's telephone number, including area code

ARTESIAN RESOURCES CORPORATION

Item 5. - Other Events

          On April 2, 2002, Artesian Water filed a petition with the Delaware Public Service Commission to implement new rates to meet a requested increase in revenue of 23%, or approximately $7.5 million, on an annualized basis. Artesian Water anticipates placing temporary rates into effect, 60 days from the filing date, up to the statutory limit of $2.5 million on an annual basis, under bond until the level of permanent rates is decided by the Delaware Public Service Commission.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTESIAN RESOURCES CORPORATION

4/03/02 Dian C. Taylor /s/

Dian C. Taylor

President, CEO, and Chair of the Board

Artesian Resources Corporation and Subsidiaries

4/03/02 David B. Spacht /s/

David B. Spacht

Vice President, Chief Financial Officer, and Treasurer

Artesian Resources Corporation and Subsidiaries

Form 8K